Exhibit 99.1

JCPENNEY REPORTS APRIL SALES

Management Raises First Quarter Earnings Outlook

PLANO, Texas, May 6, 2010 -- J. C. Penney Company, Inc. (NYSE:JCP) comparable store sales decreased 3.3 percent for the four weeks ended May 1, 2010, while total sales decreased 3.7 percent.  For the first quarter, comparable store sales increased 1.3 percent, and total sales increased 1.2 percent.

Sales during the month reflected a shift of pre-Easter selling into the March reporting period.  For the period, women’s accessories, shoes and handbags, and men’s were the top performing merchandise divisions.  Geographically, the central and northeast regions had the best sales performance.

Preliminary April Sales Summary
($ in millions)

	Total Company Sales		% Increase/(Decrease)
	for period ended		Total Sales		Comp Stores
	May 01,	May 02,
	2010	2009	2010	2009	2010	2009

4 Weeks	$ 1,219	$ 1,266	(3.7)	(5.0)	(3.3)	(6.6)

13 Weeks	$ 3,929	$ 3,884	1.2	(5.9)	1.3	(7.5)

First Quarter Earnings Outlook and Conference Call

Based on better than expected gross margin performance, management now expects first quarter earnings to be approximately $0.25 per share.

The Company will report its results for the first quarter prior to the opening of the market on May 14, 2010, and management will host a live conference call and real-time webcast beginning at 9:30 a.m. ET that day.  Access to the conference call is open to the press and general public in a listen only mode.  To access the conference call, please dial (877) 407-0778, or (201) 689-8565 for international callers, and reference the JCPenney First Quarter Earnings Conference Call.  The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing (877) 660-6853, account code 286, and conference ID number 328511.  The live webcast may be accessed via JCPenney’s Investor Relations page at jcpenney.net, or on streetevents.com (for subscribers) or investorcalendar.com.  Replays of the webcast will be available for up to 90 days after the event.

Sales Conference Call Recording (8:30 a.m. ET) -- (877) 793-7778

For further information:

Investor Relations
Phil Sanchez; (972) 431-5575; psanc3@jcpenney.com
Teneka Ray;  (972)  431-5026; tray4@jcpenney.com

Media Relations
Darcie Brossart and Kristin Hays; (972) 431-3400
jcpcorpcomm@jcpenney.com

Corporate Website
www.jcpenney.net

About JCPenney

JCPenney is one of America's leading retailers, operating 1,109 department stores throughout the United States and Puerto Rico, as well as one of the largest apparel and home furnishing sites on the Internet, jcp.com, and the nation's largest general merchandise catalog business. Through these integrated channels, JCPenney offers a wide array of national, private and exclusive brands which reflect the Company's commitment to providing customers with style and quality at a smart price. Traded as "JCP" on the New York Stock Exchange, the Company posted revenue of $17.6 billion in 2009 and is executing its strategic plan to be the growth leader in the retail industry. Key to this strategy is JCPenney's "Every Day Matters" brand positioning, intended to generate deeper, more emotionally driven relationships with customers by fully engaging the Company's approximately 150,000 Associates to offer encouragement, provide ideas and inspire customers every time they shop with JCPenney.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight, paper and postal rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

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